UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

MICROFIELD GRAPHICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction: __________________________________

5)	Total fee paid: _______________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1)	Amount Previously Paid: _______________________________________________________

2)	Form, Schedule or Registration Statement No.: ______________________________________

3)	Filing Party: _________________________________________________________________

4)	Date Filed: __________________________________________________________________

Microfield Graphics, Inc.

1631 NW Thurman Street, Suite 310
Portland, OR 97209

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2003

      The annual meeting of stockholders of Microfield Graphics, Inc. will be held at the office of the Company, 1631 NW Thurman Street, Fourth Floor, Founders’ Auditorium, Portland, OR 97209, on Wednesday, May 14, 2003, at 10:00 a.m., Pacific Time, for the following purposes:

1. To elect directors for a one-year term to serve until their successors are elected and qualified;

2. To consider and vote on approving the 2003 Stock Option Plan described in the accompanying Proxy Statement;

3. To consider and vote on amending the Corporation’s Articles of Incorporation to change the Corporation’s name to Microfield Group, Inc. and

4. To consider and vote on any other matter that may properly come before the meeting. The board of directors is not aware of any other matters that will be presented for consideration at the meeting.

      Stockholders of record at the close of business on March 31, 2003, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Steven M. Wright
President

Portland, Oregon

      Your vote is important. Please fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The holders of a majority of the outstanding shares must be present in person or proxy for the meeting to be held. If you attend the meeting and vote your shares personally, any previous proxies will be thereby revoked.

2003 PROXY STATEMENT

      This Proxy Statement is furnished to the holders of the shares of common stock in connection with the solicitation of proxies for use at the annual meeting. The 2003 annual meeting of shareholders of Microfield Graphics, Inc. (“Microfield”) will be held on May 14, 2003, at the offices of Microfield at 1631 NW Thurman Street, Fourth Floor, Founders’ Auditorium, Portland, Oregon 97209, at 10:00 a.m., Pacific time. The enclosed form of proxy is solicited by the Board of Directors of Microfield, and the cost of the solicitation will be borne by Microfield. The costs and expenditures of the solicitation are not expected to exceed the amount normally expended for any uncontested election of the directors. In addition to solicitation by mail, some of Microfield’s directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. When the proxy is properly executed and returned, the shares of common stock it represents will be voted as directed at the annual meeting or any postponement or adjournment of the annual meeting. If no direction is indicated, those shares of common stock will be voted “FOR” the proposals set forth in the attached Notice of annual meeting of Shareholders. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the annual meeting. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of Microfield, by delivering a later-dated proxy or by voting in person at the annual meeting. The mailing address of the principal executive offices of Microfield is 1631 NW Thurman Street, Suite 310, Portland, Oregon 97209. This Proxy Statement, the attached notice of annual meeting of shareholders and the accompanying proxy card are first being mailed to shareholders on or about April 21, 2003.

Record Date and Shares Entitled to Vote

      Only holders of common stock of record as of the close of business on March 31, 2003 will be entitled to vote at the annual meeting. As of the record date, Microfield had outstanding 8,224,652 shares of common stock held by 175 shareholders of record. Holders of common stock on the record date are entitled to one vote for each share of common stock held on any matter that may properly come before the annual meeting.

Quorum and Voting Requirements

      The presence in person or by proxy of the holders of the majority of the shares of common stock issued and outstanding as of the record date and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions with respect to any proposal under consideration at the annual meeting will be counted for purposes of establishing a quorum. Directors are elected by a plurality of the votes cast by the holders of common stock at a meeting at which a quorum is present. If a quorum is present, abstentions will have no effect on the election of directors. With respect to the Amendment to Stock Option Plan, the approval of the matter would require a greater number of votes cast in favor of the matter than the number of votes cast against the matter. With respect to approval of the Amendment to the Articles of Incorporation of the Company, the approval requires a majority vote of the issued and outstanding shares. Each of the members of the Board of Directors is recommending that shareholders vote “FOR” the approval of all proposals. As of the record date, the directors and the executive officers of Microfield owned an aggregate of approximately 24.1% of the outstanding shares of common stock. Shares of common stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters before the annual meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner. These shares are referred to as “broker non-votes.” At the annual meeting, broker non-votes will be counted for purposes of determining whether a quorum exists at the annual meeting but will not be counted as votes for or against matters presented for shareholder consideration.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

      In accordance with the Company’s Bylaws, the Board of Directors shall consist of no fewer than three and no more than eleven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at four. Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

Nominees for Director

      The names and certain information concerning the nominees for director are set forth below. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a substitute nominee. Proxies may not be voted for more than four nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors.

Name of Nominee	Position with the Company	Served as a Director Since	Age

Steven M. Wright	President and Chief Executive Officer, Director	September, 2002	40
R. Patrick Hanlin	Chairman of the Board, Director	September, 2002	42
John B. Conroy	Director	May, 1986	64
Michael Stansell	Director	November, 1999	60

      There is no family relationship among any of the directors or executive officers of the Company.

      STEVEN M. WRIGHT joined the Company in September 2002 when Microfield acquired Innovative Safety Technologies, LLC, a company founded by Mr. Wright. Mr. Wright was appointed as President and Chief Executive Officer and as a director that same month. Prior to founding Innovative Safety Technologies, LLC, Mr. Wright was a co-founder, Chief Operating Officer and director for Card Capture Services, Inc., an international ATM provider.

      R. PATRICK HANLIN joined the Company in September 2002 when he was appointed as an independent director following the acquisition of Innovative Safety Technologies, LLC. Mr. Hanlin founded and is the President of Livebridge, Inc., a multi-channel communications service provider with more than 3,500 employees in the U.S., Canada and India.

      JOHN B. CONROY is currently a director of the Company. Mr. Conroy joined the Company in May, 1986 and served as the President until 2002, and has been a Director since May, 1986. Mr. Conroy served as the Chief Executive Officer from January, 1987 to September, 2002, and as Chairman of the Board of Directors from June, 1996 to September, 2002. Mr. Conroy previously held executive management positions with a number of computer industry companies, has served as a Director of several, and holds a BSEE from New York University.

      MICHAEL W. STANSELL is currently a director of the Company. Mr. Stansell joined the Company in November, 1985 as Director of Manufacturing and was appointed Vice President, Operations, in January 1987 and served in those capacities until 2002 at which point Mr. Stansell was elected President of the Company and served in that capacity until October, 2002. Mr. Stansell is currently the Vice President of support services for Christenson Electric, Inc., an electrical contractor. Mr. Stansell was a division manufacturing manager, among other positions, at Tektronix Corporation from August, 1965 through October, 1985.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

Compensation of Directors

      The 1998 Stock Incentive Plan provides for the automatic grant of an option to purchase 10,000 shares of common stock to each person who becomes a non-employee director of the Company after April 24, 1996, provided that the person has not previously served as a director of the Company. A “non-employee director” is a director who is not an employee of the Company or any of its subsidiaries. The plan also provides for the grant of an automatic option to purchase an additional 3,000 shares of common stock to each incumbent non-employee director who continues in office as a non-employee director following an annual meeting of shareholders, starting with the 1997 annual meeting. Michael Stansell and Herbert Shaw were each granted an option for 3,000 shares in 2002. Directors do not receive any fees for serving on the Company’s Board of Directors or any committee thereof, but are reimbursed for reasonable expenses incurred in attending meetings.

Board Meetings and Committees

      The Board of Directors met four times during 2002. Each director attended by phone or in person all of the meetings of the Board of Directors and all committees of which he was a member. The standing committees of the Board of Directors are the Audit Committee, and the Compensation Committee and the Ethics Committee. The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee consists of Messrs. Hanlin and Stansell. The Compensation Committee determines compensation for the Company’s executive officers. The Compensation Committee consists of John B. Conroy, R. Patrick Hanlin and Michael Stansell. The Audit Committee and the Compensation Committee met two times during 2002.

ANNUAL REPORT OF THE AUDIT COMMITTEE

      Two independent directors of the Corporation comprise the Audit Committee of the Board of Directors. The Audit Committee operates under the Audit Committee Charter that was adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee, Michael Stansell and R. Patrick Hanlin, met two times in 2002.

      The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibility to:

•	Monitor the integrity of Microfield’s financial reporting process and systems of internal controls regarding accounting and finance;

•	Monitor the independence and performance of the Microfield’s independent auditors and internal auditors;

•	Provide an avenue of free and open communication among the independent auditors, internal auditors, management and board of directors;

•	Review any conflict of interest situation brought to the committee’s attention; and

•	Review Microfield’s approach to business ethics and compliance with the law.

      In connection with Microfield’s financial statements for the year ended December 28, 2002, the Audit Committee:

•	Reviewed and discussed with management and the independent auditors the audited financial statements;

•	Discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principals generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Microfield’s accounting principals and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61);

•	Received written disclosures and a letter from the independent auditors as required by Independence Standards Board Standard No. 1 and discussed the auditors’ independence with the auditors;

•	Recommended to the Board of Directors (and the Board has approved) that Microfield include its audited financial statements for the year ended December 28, 2002 in its Annual Report on Form 10-KSB.

      This report is submitted over the names of the members of the Audit Committee.

R. Patrick Hanlin
Michael Stansell

AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN (as Amended)

(Proposal No. 2)

      The Company maintains the 1995 Stock Incentive Plan as amended for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the grant of stock options to these individuals aligns their interests with shareholder interests and provides them with incentives to exert their best efforts on behalf of the Company. On February 6, 2002 the Company’s Board of Directors approved an amendment to the 1995 Plan to increase the aggregate number of shares of common stock that may be issued thereunder to a total of 1,500,000 shares, an increase of 650,000 shares. See Summary of 1995 Stock Incentive Plan, as Amended, contained in the Appendix B to this Proxy Statement.

RESOLVED that the shareholders of Microfield Graphics, Inc. hereby approve the amendment of first sentence of Paragraph 2 of the 1995 Plan to read as follows:

“Subject to adjustment as provided below and in paragraph 13 the shares to be offered under the Plan shall consist of common stock of the Company, and the total number of shares of common stock that may be issued under the Plan shall not exceed 1,500,000 shares.”

      The affirmative vote of the majority of the votes cast by holders of shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to adopt the foregoing resolution. Shareholder approval of this Proposal No. 2 will also constitute a re-approval of the performance goals contained in the per-employee limits on grants of options and stock appreciation rights under the 1998 Plan of 200,000 shares for new hires and 100,000 shares annually otherwise. This re-approval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue code of 1986.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN.

APPROVAL OF CHANGE OF NAME

(Proposal No. 3)

      The Board of Directors proposes to amend Microfield’s articles of incorporation to change its name from “Microfield Graphics, Inc.” to “Microfield Group, Inc.” On February 6, 2003 the Board of Directors unanimously adopted a resolution proposing that the articles of incorporation be amended to change the name of the corporation, subject to shareholder approval, and that Article I of the articles of incorporation as amended would read as follows:

“ARTICLE I

‘The name of this corporation shall be Microfield Group, Inc.”

      Approval of this amendment requires the affirmative vote of the holders of a majority of all of the issued and outstanding shares of common stock of Microfield, whether or not present in person or by proxy at the meeting. If the amendment is approved at the meeting, the amendment will be filed with the Secretary of State of the state of Oregon at which time the name of Microfield will be changed.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVING THE AMENDMENT TO THE ARTICLES OF INCORPORATION WHICH CHANGES THE NAME OF MICROFIELD.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 31, 2003 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director or nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the common stock owned by them.

Five Percent Shareholders,	Shares	Approximate
Directors, Director Nominees	Beneficially	Percentage
and Certain Executive Officers	Owned(1)	Owned

Steven M. Wright(1)	1,010,739	12.08%
Suite 310
1631 NW Thurman Street
Portland OR 97209

JMW — MICG Holdings, LLC	545,455	6.63%
Suite 310
1631 NW Thurman Street
Portland OR 97209

Robert J. Jesenik(2)	864,417	9.55%
Suite 310
1631 NW Thurman Street
Portland OR 97209

Dennis A. Wade(2)	854,912	9.45%
Suite 310
1631 NW Thurman Street
Portland OR 97209

Richard Wright(3)	441,166	5.36%
Suite 310
1631 NW Thurman Street
Portland OR 97209

R. Patrick Hanlin	454,546	5.53%
Suite 310
1631 NW Thurman Street
Portland OR 97209

John B. Conroy	376,033	4.57%
Suite 310
1631 NW Thurman Street
Portland OR 97209

Five Percent Shareholders,	Shares	Approximate
Directors, Director Nominees	Beneficially	Percentage
and Certain Executive Officers	Owned(1)	Owned

Michael Stansell	139,602	1.70%
Suite 310
1631 NW Thurman Street
Portland OR 97209

All directors and executive officers as a group(4)	1,980,920	24.09%

(1)	Includes 145,188 shares, 14.6% of which are vested but unexercised stock options.

(2)	Includes 826,400 shares represented by vested but unexercised warrants.

(3)	Includes 10,000 shares represented by stock options, of which 14.6% are vested.

      Through the merger described in detail in the Company’s Form 10KSB, the Owners of IST and private purchasers acquired a controlling interest in the Company. Private funds were used for the acquisition.

Executive Officers of the Registrant

      The names, ages and positions of the Company’s executive officers are as follows:

Name	Age	Current Position(s) with Company

Steven M. Wright	40	President, Chief Executive Officer, Director

      See above under Director Nominees for additional information for Steven M. Wright.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively, the “named officers”) for fiscal years 2002, 2001 and 2000.

Summary Compensation Table

	Annual Compensation(1)

				Long-Term
	Fiscal Year	Salary($)	Bonus($)	Comp Award

Steven M. Wright	2002	$48,462	0
President 2002, 2003	2001	N/A	N/A
	2000	N/A	N/A

John B. Conroy	2002	106,062	10,922
Chairman of the Board, President and	2001	173,078	82,714
Chief Executive Officer 2001, 2002	2000	139,327

Michael Stansell	2002	N/A
	2001	95,000
	2000	95,000

(1)	The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total of the annual salary and bonus reported for each of the named officers.

Compensation Plans

      Proposal No. 2, if approved, will increase the number of authorized shares by 650,000 shares. These shares and their issuance are governed by the terms of the plan, a summary of which is attached as Appendix A to this proxy statement. The award of stock options or equity compensation is at the discretion of the Board of Directors and the amount and benefits to be issued under the plan are not determinable at this time.

Options Granted in Last Fiscal Year

      The following table contains information concerning the grant of stock options under the Company’s 1998 Stock Incentive Plan during fiscal 2002 to the named officers. All current executive officers as a group received options exercisable for 145,188 shares of the Company’s common stock during fiscal year 2002. All employees who are not currently executive officers of the Company received options exercisable for a total of 100,000 shares of the Company’s common stock during fiscal year 2002.

Option Grants in Last Fiscal Year

	Individual Grants

		% of Total Options
	Number of Securities	Granted to Employees	Exercise Price
Name	Underlying Granted	in Fiscal Year	($ per share)

Steven M. Wright	70,188	28.6%	$.40
	75,000	30.6%	$.44
Herbert Shaw	3,000	1.22%	$.05
Michael Stansell	3,000	1.22%	$.05

Option Exercise and Holdings

      The following table provides information concerning the exercise of options during fiscal 1998 and unexercised options held as of the end of the fiscal year with respect to the named officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

			Number of Securities
			Underlying
			Unexercised Options
	Shares		at FY End #
	Acquired on		Exerciseable/
Name	Exercise(#)	Value Realized(1)	Unexerciseable

Herbert Shaw	9,000	$2,760.00	0/0
John B. Conroy	50,000	$34,000.00	0/0

(1)	Market value of the underlying securities at exercise date, minus exercise price of the options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 2002, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements. John B. Conroy and Steven M. Wright each had one late Form 4 filing.

Independent Public Accountants

      Pricewaterhouse Coopers LLP audited the Company’s financial statements for the fiscal year ended December 28, 2002 and has been selected to do the same for fiscal year ended January 3, 2004. Representatives of Price Waterhouse LLP will be present at the annual meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they wish.

Fees Paid in 2002

Audit fees	$15,700
Financial Information Systems Design & Implementation Fees	$0
All other fees	$8,275

      The Audit Committee has considered whether the provision of services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence and have concluded that the services provided by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

Shareholder Proposals for 2004 Annual Meeting

      Proposals of shareholders intended to be presented at the Company’s 2004 annual meeting of Shareholders must be received by the Company at its principal office no later than January 14, 2004, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Other Matters

      Neither the Board of Directors nor management intends to bring any matter for action at the annual meeting of Stockholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgement.

APPENDIX A TO PROXY STATEMENT

AUDIT COMMITTEE CHARTER

      The Board of Directors of Microfield Graphics, Inc. (the “Company”) shall annually appoint from its members an Audit Committee.

      Number of Members and Appointment. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

      Qualifications of Members. Each member of the Audit Committee shall be a Director who, in the judgment of the Board of Directors, is financially literate and possesses the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.

      Independence of Members. Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independence from management of the Company. Other than in their capacity as members of the Board of Directors, members of the Audit Committee may not be affiliates, officers or employees of the Company or any of its subsidiaries and may not accept from the Company any consulting, advisory or other compensatory fees. Appointments to the Audit Committee shall be consistent with standards for determining independence promulgated by the Securities and Exchange Commission and the New York Stock Exchange, or such other national securities exchange as shall be the principal market for trading of the Company’s securities.

      Meetings, Quorum, Informal Actions, Minutes. The Audit Committee shall meet on a regular basis. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee. As permitted by ORS 60.341 and 60.354 of the Oregon Corporation Act, the Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment.

      Members of the Audit Committee may meet informally with officers or employees of the Company and its subsidiaries and with the Company’s independent auditors and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.

      Responsibilities. The Company’s independent auditors shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between the independent auditors and the Company’s management, and, where appropriate, the replacement of the Company’s independent auditors. The Audit Committee shall approve all auditing services and all significant non-audit services to be provided to the Company by the independent auditors. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company’s independent auditors.

      The Audit Committee shall oversee the independence and performance of the Company’s independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may impact the auditor’s independence or objectivity. The Audit Committee shall make recommenda-

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tions to the Board of Directors for appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

      The Audit Committee shall annually prepare and submit, for inclusion in management’s proxy statement to stockholders in connection with the annual meeting of stockholders, a report in conformity with Item 306 of Securities and Exchange Commission Regulation S-B. Without limiting the generality of the foregoing, the Audit Committee shall:

•	Review the scope of proposed audits to be performed with respect to the Company’s financial statements in the context of the Company’s particular characteristics and requirements.

•	Review with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems.

•	Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit.

•	Inquire of management and the independent auditors whether any significant financial reporting issues were discussed during the course of the audit and, if so, how they were resolved.

•	Review with management and the independent auditors changes in accounting standards or rules proposed by Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company’s financial statements.

•	Request an explanation from management and the independent auditors concerning the effects of significant changes in accounting practices or policies.

•	Inquire about significant contingencies or estimates that may effect the Company’s financial statements and the basis for the Company’s presentation of such matters.

•	Review the adequacy of the internal financial and operational controls of the Company with staff performing internal auditing functions and with the independent auditors.

•	Establish procedures for the confidential, anonymous submission by the employees, and the receipt, retention, and treatment by the Company, of the complaints regarding accounting, internal accounting controls or auditing matters.

•	At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company’s internal financial accounting and reporting staff and procedures.

•	Receive and review a draft of the financial section of the annual report to stockholders, with accompanying notes, and Management’s Discussion and Analysis.

•	Report the Committee’s activities to the full Board of Directors on a regular basis.

•	Review and assess the adequacy of this Charter on an annual basis.

      Committee Resources. The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities. The Audit Committee shall determine the appropriate funding that the Company shall provide for payments of compensation to the independent auditors and to any experts employed by the Audit Committee.

Adopted by the Board of Directors February 6, 2003

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APPENDIX B TO PROXY STATEMENT

SUMMARY OF 1995 STOCK INCENTIVE PLAN, AS AMENDED

      Background. The Company’s 1995 Stock Incentive Plan (the “1995 Plan”) was adopted by the Board of Directors in May 1995 and approved by the shareholders of the Company in June 1995. The 1995 Plan was amended in 1997 and the amendments were approved by the shareholders of the Company at the 1997 annual meeting. The 1995 Plan was amended in 1998 and the amendments were approved by the shareholders of the Company at the 1998 annual meeting. The 1995 Plan provides for the award of incentive stock options to key employees and the award of non-qualified stock options, stock appreciation rights, bonus rights and other incentive grants to employees, independent contractors and consultants. The total number of shares of the Company’s common stock that may be issued under the 1995 Plan, before giving effect to Proposal No. 2, will not exceed 850,000.

      Shares Available for Grant. On February 6, 2003 the Company’s Board of Directors approved an amendment to the 1995 Plan to increase the aggregate number of shares of common stock that may be issued thereunder to a total of 1,500,000 shares, an increase of 650,000 shares. This amendment to the 1995 Plan is subject to shareholder approval, as presented in Proposal No. 2 in this Proxy Statement. ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the 1995 Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company’s products and independent contractors of the Company or any subsidiary.

      As of February 28, 2003 the persons eligible to participate in the 1995 Plan included 1 officer, 3 non-officer directors and 7 employees of the Company. During the fiscal year ended December 28, 2002, options to purchase 245,188 shares of common stock were granted under the 1995 Plan at exercise prices of between $0.40 and $0.44 per share. As of February 28, 2003, options to purchase 336,188 shares of common stock were outstanding at exercise prices of between $0.04 and $0.44 per share, 59,000 shares of common stock had been issued upon exercise of options, and 0 shares of common stock were available for future grants under the 1995 Plan, (650,000 shares if Proposal No. 2 to amend the 1995 Plan is approved by the shareholders of the Company).

      Administration. The Plan is administered by the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the 1995 Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Plan, except that only the Board of Directors may amend, modify or terminate the 1995 Plan. In 1995, the Board of Directors delegated to Mr. Conroy authority to make grants under the Plan to anyone other than directors and executive officers of the Company. In addition, during 1995 the Board of Directors created an Executive Stock Committee with authority to make grants under the Plan to directors and executive officers. The Executive Stock Committee must consist of at least two directors who qualify as non-employee directors under Rule 16b-3 under the 1934 Act.

      Minimum Option Price. The purchase price of the Company’s common stock upon exercise of incentive stock options (“ISOs”) must not be less than the fair market value of the common stock at the date of the grant, in the case of incentive stock options issued to holders of more than 10% of the outstanding common stock, 110% of fair market value, or at a price at the discretion of the Board of Directors, in the case of non-qualified stock options (“NQSO’s”). The maximum market value, on the date of grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. As defined in the 1995 Plan, “fair market value” shall mean the last reported sales price of the Company’s common stock in the Wall Street Journal on the day preceding the date such option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred.

      Duration of Options. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1995 Plan shall expire on the date specified by the Administrative Committee, but in no event more than (i) ten years from the date of grant in the case of ISOs generally, (ii) five years from the date of grant in the case of ISOs granted to a holder of more than 10% of the outstanding common stock, and (iii) the period of time as determined by the Board of Directors, in the case of NQSOs.

      Means of Exercising Options. An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefor, either (i) in cash or by certified check, (ii) at the discretion of the Board of Directors, through delivery of shares of common stock having a fair market value equal to the cash exercise price of the option, (iii) at the discretion of the Board of Directors, by delivery of the optionee’s personal recourse promissory note in the amount of the cash exercise price of the option, or (iv) at the discretion of the Board of Directors, by any combination of (i), (ii) and (iii) above.

      Term and Amendment of the 1995 Plan. The 1995 Plan will continue in effect until all shares available for issuance under the 1995 Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may amend the 1995 Plan at any time, provided that no change in an award already granted shall be made without the written consent of the holder of such award. The Board of Directors may suspend or terminate the 1995 Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the 1995 Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the 1995 Plan.

      Assignability. No option granted under the 1995 Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

      Stock Bonuses. The Board of Directors may award shares under the 1995 Plan as stock bonuses, subject to the terms, conditions and restrictions determined by the Board of Directors. No stock bonuses have been awarded as of February 28, 2003.

      Restricted Stock. The Board of Directors may issue restricted shares of the Company’s common stock under the 1995 Plan for such consideration as determined by the Board of Directors. No issuance of restricted stock has been made as of February 28, 2003.

      Stock Appreciation Rights. The Board of Directors may grant stock appreciation rights under the 1995 Plan by the Board of Directors, subject to such rules, terms and conditions as the Board of Directors prescribes. No stock appreciation rights have been granted as of February 28, 2003.

      Cash Bonus Rights. The Board of Directors may grant cash bonus rights under the 1995 Plan in connection with (i) options granted or previously granted, (ii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the 1995 Plan. Cash bonus rights will be subject to such rules, terms and conditions as the Board of Directors prescribes. No cash bonus rights have been granted as of February 28, 1999.

      Performance Units. The Board of Directors may grant performance units under the 1995 Plan, consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, not more than 10 years. No performance units have been granted as of February 28, 1999.

      Option Grants to Non-Employee Directors. The 1995 Plan provides for the automatic grant of an option to purchase 10,000 shares of common stock an (“Initial Grant”) to each person who becomes a non-employee director after April 24, 1996, provided that the person has not previously served as a director of the Company. A “non-employee director” is a director who is not an employee of the Company or any of its subsidiaries. An Initial Grant takes effect on the date that a person first becomes a non-employee director. The Plan also provides for the automatic grant of an option to purchase an additional 3,000 shares of common stock (an “Additional Grant”) to each incumbent non-employee director who continues to serve as a non-employee director following an annual meeting of shareholders, provided that the non-employee director has not received an Initial Grant in that calendar year. The Additional Grant provision first took effect in connection with the 1997 annual meeting of shareholders. Additional grants are granted as of the annual meeting date.

      Federal Tax Effects of ISOs. The Company intends that ISOs granted under the 1995 Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option’s exercise price. If the optionee Disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option’s exercise price and the stock’s fair market value at the time the option is exercised and sold (the “bargain purchase element”). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax (“AMT”). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

      Federal Tax Effects of NQSOs. If an option does not meet the statutory requirements of Section 422 of the Internal Revenue Code and therefore does not qualify as an ISO, the difference, if any, between the option’s exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a “substantial risk of forfeiture” and no “Section 83 Election” has been filed, then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the stock on the date the forfeiture restriction lapses. The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.